UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/02/2006

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01. Other Events

On August 2, 2006, W. Leo Kiely, III, President and Chief Executive Officer of Molson Coors Brewing Company (the “Company”), Timothy V. Wolf, Global Chief Financial Officer of the Company, and Samuel D. Walker, Global Chief Legal Officer of the Company, each took action with respect to their existing written sales plans previously entered into pursuant to the guidance specified by Rule 10b5-1 under the Securities and Exchange Act of 1934. Mr. Kiely entered into a new plan which will take effect in January 2007 after his existing plan expires. Mr. Wolf amended his existing plan, which would expire in December of 2006, to extend its term for an additional year, and Mr. Walker terminated his existing plan and entered into a new plan with a term expiring in one year. Each plan has been approved pursuant to the terms of the Company’s policies. Each plan is part of the individual executive’s long-term strategy to diversify assets and provides for the sale of shares of common stock of the Company in connection with exercises of vested stock options. Other Company executives may from time to time adopt 10b5-1 plans.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: August 02, 2006	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer